Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2014, with respect to the financial statements of The Alaska Wireless Network, LLC, included in the Annual Report on Form 10-K for the year ended December 31, 2013 of Alaska Communications Systems Group, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Seattle, Washington
November 6, 2014